Data as of 9/30/16

Manager’s Commentary

Market Review
The Greater China equities market continued to hit new highs in September following the positive momentum in previous months. Although memories of the sharp correction in January still seem fresh, the MSCI Golden Dragon Index (the "Benchmark Index") has recovered its lost ground, returning 12.9% in US dollar ("USD") terms over the first three quarters of the year, thus outperforming major developed markets, such as the United States, Europe and Japan.

The current rally began to gain momentum after the 'Brexit' vote in June. Growing political risk in Europe, concerns over elevated valuations in the United States and the potential for a 'lower for longer' interest rate environment have combined to drive fund flows back into emerging market equities. In particular, we have observed a strong uptick in passive fund flows, bolstering many index heavy, mega cap stocks. For example, Taiwan Semiconductor Manufacturing Co., Ltd. and Tencent Holdings Ltd., the top two benchmark constituents, each returned approximately 40% in USD terms year-to-date. In contrast, small and mid-cap Greater China stocks have underperformed large caps by 10% and 3%, respectively, over the first three quarters of 2016.

Fund Review
The China Fund, Inc. typically has a bias towards mid and small-cap stocks, where we believe we can find the most exciting long term growth opportunities for the region. The recent market style headwind has certainly worked against the Fund; for example, the top two detractors in September were two mid-cap industrial stocks, Beijing Enterprises Holdings Ltd., a natural gas distributor, and China Everbright International Ltd., a waste treatment solution provider. We have held both names in the portfolio for over five years, with a positive view on the rising usage of natural gas and the increasing need for waste treatment in China. In September, both were negatively impacted by concerns over potential natural gas price cuts and subsidy reductions on alternative energy. We believe the longer term structural growth trends for both companies remain intact.

On a positive note, Sun Hung Kai Properties Ltd., a Hong Kong based property developer, was the top contributor over the month. Encouraging real estate sales momentum, together with sustainable dividend yield on the back of strong recurring rental cash flow, underpinned the company's share price. We will continue to hold this company given its strong business franchise, solid execution track record and sustainable dividend yield.

Key Transactions
The recent style headwind against mid and small-caps in China has provided us with a good opportunity to accumulate positions in different areas, such as an infrastructure contractor, a toll road operator and a semiconductor foundry. In addition, we continue to favor the telecom sector due to a combination of steady revenue growth, as users upgrade from 3G to 4G, and declining capex as the 4G infrastructure rollout eases, both of which should result in significantly stronger cash flows.

Outlook
Our outlook remains unchanged when it comes to the overcapacity issues in traditional manufacturing, commodities and materials showing few signs of meaningful reform. Companies in these areas continue to face significant headwinds. We started rebuilding a position in the power sector which we previously avoided due to overcapacity issues, and where we believe the high dividend yield offers a good degree of downside protection. However, we generally have little exposure to these more economically sensitive sectors.

We see better growth prospects in service-related industries and high end manufacturing. The powerful long term trends encompassing consumption and manufacturing upgrade cycles should provide decent opportunities for companies with the right positioning and execution capability. These opportunities are often in the mid and small-cap space where growth potential has yet to be reflected in valuations.

In Brief
Fund Data
Description	Seeks to achieve long-term capital appreciation through investments in China companies.
Listing Date (NYSE)	July 10, 1992
Total Fund Assets (millions)	$298.2
Median Market Cap (in billions)	$11.6
Distribution Frequency	Annual
Management Firm	Allianz Global Investors U.S. LLC
Portfolio Management	Christina Chung, CFA, CMA Lead Portfolio Manager

Performance (US$ Returns)
(as of 9/30/16)

	Fund	Benchmark[1]
One Month	2.65%	2.89%
Three Month	13.39%	13.12%
One Year	11.68%	17.02%
Three Year	5.53%	5.55%

Net Asset Value / Market Price
Net Asset Value (NAV) / Market Price at Inception	$13.15 / $14.26
NAV / Market Price (as of 9/30/16)	$18.97 / $16.44

High / Low Ranges (52-Week)
High / Low NAV	$20.46 / $14.65
High / Low Market Price	$17.86 / $12.85
Premium/Discount to NAV (as of 9/30/16)	-13.34%

Fund Data (Common Shares)
Shares Outstanding	15,722,674
Average Daily Volume	29,237
Expense Ratio	1.53%

Fund Manager

Christina Chung, CFA, CMA
Lead Portfolio Manager

1. MSCI Golden Dragon Index.

The China Fund, Inc.

Investment Objective

The investment objective of the Fund is to achieve long-term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Fund has an operating policy that the Fund will invest at least 80% of its assets in China companies. For this purpose, 'China companies' are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organized outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organized in China. Under the policy, China means the People's Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days' prior notice of any change to this policy.

Returns For Periods Ending September 30, 2016*
	1 Month	3 Month	YTD	1 Year	3 Year	5 Year	10 Year	Inception
NAV	2.65%	13.39%	6.81%	11.68%	5.53%	7.65%	11.04%	10.16%
Market Price	2.69%	13.69%	5.93%	13.64%	5.09%	7.75%	9.93%	9.14%
MSCI Golden Dragon Index	2.89%	13.12%	12.85%	17.02%	5.55%	9.37%	6.86%	—

Calendar Year Returns
	2008	2009	2010	2011	2012	2013	2014	2015
NAV	-46.95%	72.83%	27.26%	-24.37%	12.12%	18.31%	7.82%	-5.51%
Market Price	-40.65%	72.19%	23.60%	-27.51%	20.52%	12.70%	5.29%	-6.38%
MSCI Golden Dragon Index	-49.37%	67.12%	13.60%	-18.35%	22.65%	7.25%	8.06%	-7.12%

Past performance is not a guide to future returns.

*	Annualized for periods greater than one year.

Source: State Street Bank and Trust Company. Source for index data: MSCI as at September 30, 2016. Investment returns are historical and do not guarantee future results. Investment returns reflect changes in net asset value and market price per share during each period and assumes that dividends and capital gains distributions, if any, were reinvested. The net asset value (NAV) percentages are not an indication of the performance of a shareholder's investment in the Fund, which is based on market price. NAV performance includes the deduction of management fees and other expenses. Market price performance does not include the deduction of brokerage commissions and other expenses of trading shares and would be lower had such commissions and expenses been deducted. It is not possible to invest directly in an index.

Premium/Discount

Sector Allocation
	Fund	Benchmark[1]
Information Technology	36.33%	33.15%
Financials	18.96%	24.97%
Industrials	11.71%	6.36%
Telecom Services	10.15%	5.93%
Real Estate	8.88%	8.15%
Consumer Discretionary	5.85%	7.52%
Energy	2.07%	3.51%
Consumer Staples	1.38%	2.18%
Utilities	1.03%	4.20%
Health Care	0.97%	1.27%
Materials	0.27%	2.77%
Other assets & liabilities	2.40%	0.00%

Source: IDS GmbH - Analysis and Reporting Services, a subsidiary of Allianz SE.

Country Allocation
	Fund	Benchmark[1]
China	74.54%	75.57%
Hong Kong Red Chips	30.50%	10.03%
Hong Kong 'H' shares	16.16%	20.50%
Equity linked securities ('A' shares)	0.92%	0.00%
China 'A' & 'B' shares	0.00%	0.14%
Other Hong Kong securities	26.96%	31.49%
Others	0.00%	13.40%
Taiwan	23.07%	24.43%
Other assets & liabilities	2.39%	0.00%

Top 10 Holdings
TAIWAN SEMIC CO LTD (Taiwan)	8.71%
TENCENT HOLDINGS LTD (China)	7.01%
SUN HUNG KAI PROPERTIES LTD (H.K.)	6.53%
CHINA MERCHANTS BANK CO LTD (China)	4.61%
ALIBABA GROUP HOLDING LTD (China)	4.07%
HK EXCHANGES & CLEARING LTD (H.K.)	3.96%
PING AN INSURANCE (China)	3.32%
CHINA MOBILE LTD (China)	3.15%
CHINA UNICOM HONG KONG LTD (China)	3.01%
QINGLING MOTORS CO LTD (China)	2.96%

Portfolio Characteristics
	Fund	Benchmark[1]
P/E Ratio	14.86	13.89
P/B Ratio	1.54	1.39
Issues in Portfolio	43	282
Foreign Holdings (%)	97.60	100.00
Other assets & liabilities (%)	2.40	0.00
Yield (%)	2.81	2.78

Source: IDS GmbH - Analysis and Reporting Services, a subsidiary of Allianz SE.

1. MSCI Golden Dragon Index.

The China Fund, Inc.

Distribution History (10 Year)

Declaration Date	Ex-dividend Date	Record Date	Payable Date	Distribution/ Share	Income	Long-term Capital Gain	Short-term Capital Gain
12/8/06	12/19/06	12/21/06	12/29/06	$4.01170	$0.29960	$2.73090	$0.98120
12/7/07	12/19/07	12/21/07	1/25/08	$12.12000	$0.28000	$9.00000	$2.84000
12/8/08	12/22/08	12/24/08	1/23/09	$5.81740	$0.48130	$5.33610	—
12/9/09	12/22/09	12/24/09	12/29/09	$0.25570	$0.25570	—	—
12/8/10	12/21/10	12/24/10	12/29/10	$2.27420	$0.37460	$1.89960	—
12/8/11	12/21/11	12/23/11	12/29/11	$2.99640	$0.17420	$2.82220	—
12/10/12	12/20/12	12/24/12	12/28/12	$3.25170	$0.34730	$2.90440	—
12/13/13	12/19/13	12/23/13	12/27/13	$3.31400	$0.43870	$2.87530	—
12/8/14	12/18/14	12/22/14	1/5/15	$3.76510	$0.29820	$3.46690	—
12/16/15	12/23/15	12/28/15	1/6/16	$1.49580	$0.21330	$0.84620	$0.43630

Distribution/Share includes Income, Long-term Capital gains and Short-term Capital gains.

The China Fund NAV Performance of $10,000 since inception

Past performance is not a guide to future returns.

Index Description

MSCI Golden Dragon Index

The MSCI Golden Dragon Index captures the equity market performance of large and mid cap China securities (H shares, B shares, Red-Chips and P-Chips) and non-domestic China securities listed in Hong Kong and Taiwan.

It is not possible to invest directly in an index.

The China Fund, Inc.

Portfolio in Full

Sector	Company (exchange ticker)	Market Price	Holding	Value US$	% of net assets
Information Technology					36.33
TAIWAN SEMICONDUCTOR MANUFACTURING CO LTD	2330	182.50	4,461,000	25,972,867	8.71
TENCENT HOLDINGS LTD	700	213.00	760,900	20,896,973	7.01
ALIBABA GROUP HOLDING LTD	BABA	105.79	114,718	12,136,017	4.07
DELTA ELECTRONICS INC	2308	167.00	1,548,359	8,249,221	2.77
DIGITAL CHINA HOLDINGS LTD	861	7.45	8,362,000	8,032,350	2.69
SEMICONDUCTOR MANUFACTURING INTERNATIONAL CORP	981	0.87	64,229,000	7,204,878	2.42
ADVANTECH CO LTD	2395	269.00	798,841	6,855,473	2.30
LARGAN PRECISION CO LTD	3008	3,780.00	54,000	6,511,940	2.18
BAIDU INC	BIDU	182.07	32,722	5,957,695	2.00
HON HAI PRECISION INDUSTRY CO LTD	2317	79.00	1,966,100	4,955,158	1.66
GOLDPAC GROUP LTD	3315	2.41	5,021,000	1,560,211	0.52
Financials					18.97
CHINA MERCHANTS BANK CO LTD	3968	19.54	5,450,500	13,732,105	4.61
HONG KONG EXCHANGES & CLEARING LTD	388	203.80	449,400	11,809,009	3.96
PING AN INSURANCE GROUP CO OF CHINA LTD	2318	40.20	1,911,000	9,905,193	3.32
CHINA CONSTRUCTION BANK CORP	939	5.75	10,814,000	8,017,342	2.69
FUBON FINANCIAL HOLDING CO LTD	2881	46.30	3,758,000	5,550,889	1.86
CITIC SECURITIES CO LTD	6030	16.46	1,810,000	3,841,356	1.29
CATHAY FINANCIAL HOLDING CO LTD	2882	40.10	2,880,000	3,684,357	1.24
Industrials					11.72
CHINA EVERBRIGHT INTERNATIONAL LTD	257	9.22	6,336,000	7,532,208	2.53
BEIJING ENTERPRISES HOLDINGS LTD	392	39.30	1,182,500	5,991,974	2.01
CN STATE CONSTRUCTION INTERNATIONAL HOLDINGS LTD	3311	10.20	3,046,000	4,005,957	1.34
CK HUTCHISON HOLDINGS LTD	1	98.60	310,000	3,941,076	1.32
QINGDAO PORT INTERNATIONAL CO LTD	6198	4.58	6,596,000	3,895,133	1.31
ZHUZHOU CRRC TIMES ELECTRIC CO LTD	3898	40.20	647,500	3,356,155	1.13
JARDINE MATHESON HOLDINGS LTD	J36	60.61	51,100	3,097,171	1.04
KING SLIDE WORKS CO LTD	2059	405.50	239,000	3,091,815	1.04
Telecom Services					10.15
CHINA MOBILE LTD	941	93.85	776,500	9,396,193	3.15
CHINA UNICOM HONG KONG LTD	762	9.31	7,466,000	8,962,184	3.01
PCCW LTD	8	4.76	8,623,000	5,292,264	1.77
CHUNGHWA TELECOM CO LTD	2412	110.50	1,110,000	3,913,002	1.31
HUTCHISON TELECOMMUNICATIONS HK HOLDINGS LTD	215	2.63	7,974,000	2,704,009	0.91
Real Estate					8.88
SUN HUNG KAI PROPERTIES LTD	16	117.10	1,289,000	19,461,935	6.53
CHINA OVERSEAS LAND & INVESTMENT LTD	688	26.30	2,070,000	7,019,437	2.35
Consumer Discretionary					5.87
QINGLING MOTORS CO LTD	1122	2.36	28,960,000	8,812,249	2.96
SANDS CHINA LTD	1928	33.65	810,800	3,517,831	1.18
CITIGROUP GLOBAL MARKETS HOLD (exch. for CHINA CYTS TOURS HOLDIN)	N/A	3.07	888,827	2,728,699	0.92
LI & FUNG LTD	494	3.97	4,690,000	2,400,709	0.81
Energy					2.07
CNOOC LTD	883	9.62	4,982,000	6,179,524	2.07
Consumer Staples					1.38
WANT WANT CHINA HOLDINGS LTD	151	4.80	3,538,000	2,189,653	0.73
VINDA INTERNATIONAL HOLDINGS LTD	3331	15.26	984,000	1,936,091	0.65
Utilities					1.03
CHINA RESOURCES POWER HOLDINGS CO LTD	836	13.36	1,778,000	3,062,770	1.03
Health Care					0.97
CSPC PHARMACEUTICAL GROUP LTD	1093	7.76	2,892,000	2,893,585	0.97

The China Fund, Inc.

Portfolio in Full

Sector	Company (exchange ticker)	Market Price	Holding	Value US$	% of net assets
Materials					0.27
TIANGONG INTERNATIONAL CO LTD	826	0.86	7,246,000	803,476	0.27

Source: State Street Bank and Trust Company, IDS GmbH - Analysis and Reporting Services, a subsidiary of Allianz SE.

Important Information:

Holdings are subject to change daily. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China. Investing in non-U.S. securities entails additional risks, including political and economic risk and the risk of currency fluctuations, as well as lower liquidity. These risks, which can result in greater price volatility, will generally be enhanced in less diversified funds that concentrate investments in a particular geographic region.

The information contained herein has been obtained from sources believed to be reliable but Allianz Global Investors U.S. LLC and its affiliates do not warrant the information to be accurate, complete or reliable. The opinions expressed herein are subject to change at any time and without notice. Past performance is not indicative of future results. This material is not intended as an offer or solicitation for the purchase or sale of any financial instrument. Investors should consider the investment objectives, risks, charges and expenses of any mutual fund carefully before investing. This and other information is contained in the Fund's annual and semiannual reports, proxy statement and other Fund information, which may be obtained by contacting your financial advisor or visiting the Fund's website at www.chinafundinc.com. This information is unaudited and is intended for informational purposes only. It is presented only to provide information on the Fund's holdings, performance and strategies. The Fund is a closed-end exchange traded management investment company. This material is presented only to provide information and is not intended for trading purposes. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering by a closed-end fund, its shares can be purchased and sold on the open market through a stock exchange, where shares may trade at a premium or a discount. The market price of holdings is subject to change daily.

P/E is a ratio of security price to earnings per share. Typically, an undervalued security is characterized by a low P/E ratio, while an overvalued security is characterized by a high P/E ratio. P/B is a ratio of the current stock price to the book value. This is used to identify undervalued stocks. Dividend yield is the annual percentage of return earned by an investor on a common or preferred stock. The average dividend yield is the dividend rate divided by current share price.

©2016 Allianz Global Investors Distributors LLC.

Investment Products: Not FDIC Insured | May Lose Value | Not Bank Guaranteed	FS-CHN-0916